                                                                     Exhibit 9.1


                          MANAGEMENT SHAREHOLDERS' AGREEMENT


     THIS MANAGEMENT SHAREHOLDERS' AGREEMENT dated as of _______ __, 1998 (together with all schedules hereto, and as each may be amended, supplemented or otherwise modified from time to time, the "AGREEMENT") is by and among Capital Lease Funding, Inc., a Maryland corporation (the "COMPANY") and each of the shareholders listed on the signature pages hereto.

     WHEREAS, the Company was recently organized in order to facilitate the continuation and expansion of the business of Capital Lease Funding, L.P., a Delaware limited partnership (the "PARTNERSHIP");

     WHEREAS, on the date hereof each Management Shareholder (as hereinafter defined) has become the owner of the number of shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), set forth on Schedule A attached hereto opposite such Management Shareholder's name (the "ORIGINAL ISSUE COMMON STOCK"), in connection with the contribution of such Management Shareholder's limited partnership interests in the Partnership to the Company pursuant to the Contribution Agreement dated as of March 12, 1998 by and among the Company and the equity investors therein (as the same may be amended, supplemented or otherwise modified from time to time, the "CONTRIBUTION AGREEMENT");

     WHEREAS, the Company has granted or may grant, from time to time, to one or more Management Shareholders an option or options (the "OPTIONS") to purchase shares of the Common Stock, pursuant to the terms of the Company's 1998 Stock Option Plan, the 1998 Non-Qualified Stock Option Plan or any successor plan or agreement;

     WHEREAS, on the date hereof, the Company has registered an aggregate of [6,750,000] shares of the Common Stock (for issuance to persons other than the Management Shareholders) in an initial public offering (the "INITIAL PUBLIC OFFERING") pursuant to the Securities Act (as hereinafter defined);

     WHEREAS, the issuance of the Shares (as hereinafter defined) issued or to be issued to the Management Shareholders have not been (or will not be) registered under the Securities Act or any state securities laws and the certificates representing such Shares bear (or will bear) a legend restricting their transfer;

     WHEREAS, the Company has agreed to provide the Management Shareholders with certain registration rights in respect of that portion of such Shares constituting Original Issue Common Stock pursuant to the Registration Rights Agreement, dated as of ________, 1998, among the Company and the shareholders party thereto (as the same may be amended, supplemented or otherwise modified from time to time, the "REGISTRATION RIGHTS AGREEMENT");

     WHEREAS, the Company and the Management Shareholders desire to promote the interests of the Company and the mutual interests of the Management Shareholders by establishing certain terms and conditions upon which the Shares will be held by the Management Shareholders.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.1. DEFINITIONS. Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMPANY" includes, in addition to the Company, any successor or assignee corporation or corporations into which or with which the Company may be merged or consolidated; any corporation for whose shares the Shares of the Company may be exchanged; and any assignee of or successor to all or substantially all of the assets of the Company.

     "DISABILITY" means the inability, as determined by the Board of Directors of the Company in its sole and absolute discretion, of a Management Shareholder, by reason of physical, mental, or emotional infirmity resulting from injury, sickness, disease, or otherwise, to perform on a full-time basis, for any period of indefinite duration or for any significant period relative to the function performed by such Management Shareholder as an employee of the Company, the duties and obligations then assigned and delegated to such Management Shareholder by the Company.

     "FAMILY MEMBER" means any spouse (including a former spouse under a legally terminated marriage), or descendant (whether natural, step or adopted) of a Management Shareholder or any trust formed exclusively for the benefit of the Management Shareholder or of any such Family Member.

     "MANAGEMENT SHAREHOLDER" means each of the persons identified in Schedule A attached hereto (including Persons acquiring Shares after the date hereof and becoming parties to this Agreement) and the respective successors, assigns and transferees of each Management Shareholder as permitted pursuant to this Agreement.

     "PERSON" means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

     "PROPORTIONATE INTEREST" means the proportion of the Offered Shares which the Shares of each Offeree Shareholder bears to the total Shares owned by all Offeree Shareholders, in each case at any particular time. The terms "OFFERED SHARES" and "OFFEREE SHAREHOLDER" are defined in Section 4.1(a).

     "REGISTRABLE SECURITIES" means any shares of Original Issue Common Stock subject to the Registration Rights Agreement. Any of such shares of Original Issue Common Stock shall cease to be Registrable Securities when (i) a registration statement shall have become effective under the Securities Act pursuant to the provisions of the Registration Rights Agreement and such shares shall have been disposed of pursuant to such registration statement; (ii) such shares have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) with respect to shares of Original Issue Common Stock held by any Management Shareholder, registration under the Securities Act or any applicable state law is not required to permit the distribution of such securities to the public or an exemption from registration is available therefor, including, without limitation, at such time as such securities are eligible for sale or other distribution under Rule 144 (or any successor provision) in accordance with the volume and other limitations thereof, and (iv) such shares have ceased to be outstanding.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "SHARES" means the Common Stock, including, without limitation, the shares of Common Stock issued upon exercise of the Options, and any shares of any other class of stock which the Company may hereafter authorize and issue, including subscription and other purchase rights relative to any such Shares and all securities and obligations convertible into or exercisable or exchangeable for such Shares, in each case whether now or hereafter issued.

     "THIRD PARTY" means any Person other than any of the Management Shareholders and each of their respective Family Members.

     "TRANSFER" means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

                                      ARTICLE II
                               AGREEMENT TO VOTE SHARES

     2.1. AGREEMENT TO VOTE SHARES.

     (a) During the term of this Agreement, at every meeting of the shareholders of the Company and every adjournment thereof, and to the extent that such action or approval is permitted by the Company's articles of incorporation or bylaws, on every action or approval by written consent of the shareholders of the Company, each Management Shareholder shall vote his Shares in the same manner as the individuals designated as the management designee pursuant to Section 2.1(b) (the "MANAGEMENT DESIGNEE") shall vote the Shares owned by such Management Designee.

     (b) William R. Pollert is initially designated as the Management Designee. In the event that Mr. Pollert (or any successor Management Designee) shall no longer be employed as the President and Chief Executive Officer of the Company, including, without limitation, as a result of Disability, such individual shall cease to serve as a Management Designee as of the date of such termination of his employment, and Paul H. McDowell, Senior Vice President and General Counsel of the Company, shall serve as the Management Designee. In the event that Mr. McDowell shall no longer be employed by the Company, including, without limitation, as a result of Disability, such individual shall cease to serve as a Management Designee as of the date of such termination of his employment. The Board of Directors of the Company shall then designate the individual succeeding to the office of President and Chief Executive Officer, or other office, of the Company as a successor Management Designee.

     2.2. APPOINTMENT OF PROXIES. Each Management Shareholder hereby constitutes and appoints the Management Designees, and each of them, with full power of substitution, the Management Shareholder's true and lawful proxies and attorneys-in-fact, to vote the Shares as indicated in Section 2.1 at any meeting or, to the extent permitted by the Company's articles of incorporation or bylaws, in any written consent of the shareholders of the Company. Each Management Shareholder intends the proxy granted hereby to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. Each Management Shareholder hereby revokes any proxy previously granted by the Management Shareholder with respect to the Shares. During the term of this Agreement, no Management Shareholder shall grant any proxy to any Person which conflicts with the proxy granted herein and any attempt to do so shall be void.

     2.3. VOTING. Each Management Shareholder shall have the right in the first instance to vote the Shares at any meeting or in any written consent in accordance with the provisions of Section 2.1. In the event that the Management Shareholder fails for any reason to vote the Shares in accordance with Section 2.1, then the Management Designee shall have the right to vote the Shares in accordance with the provisions of Section 2.1 pursuant to the provisions of
Section 2.2. The vote of the Management Designee shall control in any conflict between the Management Designee's vote of the Shares and the vote by any Management Shareholder of the Shares.

                                    ARTICLE III
                              RESTRICTIONS ON TRANSFER

     3.1. RESTRICTIONS ON TRANSFER.

     (a) No Management Shareholder shall Transfer any Shares which he may now or hereafter own outright or beneficially, except in accordance with and as expressly permitted in this Agreement. The Company shall not reflect on its books any attempted Transfer of Shares, or issue any new Shares, except in compliance with all of the applicable conditions of this Agreement.

     (b) During all periods for which the Shares held by any Management Shareholder bear a legend restricting their Transfer, no Management Shareholder shall make any Transfer of such Shares unless (i) such Transfer is pursuant to an effective registration statement under the Securities Act, and in compliance with applicable provisions of state securities laws or (ii) the transferor has first obtained an opinion of the Company's counsel, or of other counsel reasonably acceptable to the Company, which opinion shall be reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and applicable provisions of state securities laws. Notwithstanding the foregoing, the Company acknowledges and agrees that Transfers made in compliance with the federal securities laws to Family Members pursuant to Section 3.2, and Transfers to the Company made pursuant to Section 4.1 are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith.

     (c) Each Management Shareholder acknowledges the reasonableness of the Transfer restrictions contained in this Agreement in view of the purposes of the Company and the relationship of the Management Shareholders. Any Transfer of any Shares made in conflict with or in derogation of any of the terms, provisions or conditions of this Agreement or which is not expressly permitted in this Agreement, shall be null, void and of no effect whatsoever. Any Person to whom Shares are attempted to be Transferred in violation of the provisions of this Agreement shall not be entitled to any of the rights of a shareholder of the Company.

     3.2. TRANSFER TO FAMILY MEMBERS. Notwithstanding anything to the contrary contained in this Agreement, subject to any then-existing agreement with one or more underwriters not to Transfer Shares, each Management Shareholder shall be entitled to Transfer any or all of his Shares to any Family Member, without any requirement to comply with the provisions of Section 4.1.

     3.3. CONDITION TO TRANSFER. Notwithstanding anything herein to the contrary, but subject to the immediately following sentence, it shall be a condition to any Transfer of Shares that, prior to such Transfer, each Family Member acquiring such Shares shall become a party to this Agreement (as from time to time in effect) by executing a counterpart hereof and shall thereby succeed to all of the rights and obligations of the transferring Management Shareholder as a shareholder of the Company. Any such Family Member or Third Party, by the acceptance of Shares, shall be bound by all of the terms and provisions of this Agreement whether or not such entity executes a counterpart hereof.

     3.4. COMPANY ELECTION TO WAIVE CERTAIN RESTRICTIONS UPON DEATH OR DISABILITY. In the event of termination of a Management Shareholder's employment as a result of death or Disability, the Company, in its sole and absolute discretion, may elect to waive applicability of the provisions of
Section 4.1.

     3.5. AUTHORITY OF MANAGEMENT DESIGNEES TO WAIVE RESTRICTIONS. Notwithstanding the provisions of Section 3.4, the Management Designee shall have the authority, exercisable in the sole and absolute discretion of the Management Designee, to elect to waive the applicability of the provisions of Article II and Section 4.1 with respect to any Management Shareholder.

                                      ARTICLE IV
                                RIGHT OF FIRST REFUSAL

     4.1. RIGHT OF FIRST REFUSAL.

     (a) TRANSFER NOTICE. If at any time, a Management Shareholder (the "SELLING SHAREHOLDER") receives a bona fide offer (the "OFFER") to purchase all or any part of his Shares from a Third Party (the "THIRD-PARTY OFFEROR") which the Selling Shareholder wishes to accept, the Selling Shareholder shall cause the Offer to be reduced to writing and shall give written notice (a "TRANSFER NOTICE") to the Company and each other Management Shareholder (such other Management Shareholders collectively referred to as the "OFFEREE SHAREHOLDERS") of his desire to accept the Offer. The Transfer Notice shall set forth the number of Shares which the Selling Shareholder desires to Transfer (the "OFFERED SHARES") and contain an irrevocable offer to sell the Offered Shares to the Company and the Offeree Shareholders (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer. The Transfer Notice shall be accompanied by a true copy of the Offer (which shall identify the Third-Party Offeror) and all correspondence and other documents relating thereto.

     (b) COMPANY RIGHT OF FIRST REFUSAL. At any time within 15 days after the date of issuance of the Transfer Notice, the Company shall have the right, but not the obligation, to purchase, or to arrange for a Third Party selected by the Company (the "COMPANY DESIGNEE") to purchase, the Offered Shares either (i) at the same price and on the same terms and conditions as set forth in the Offer or
(ii) if the Offer includes any consideration other than cash, then at the Company's sole option, at the equivalent all cash price, determined in good faith by the Board of Directors of the Company. The Company shall exercise its right to purchase (or to have the Company Designee purchase) Offered Shares by delivering irrevocable notice (an "EXERCISE NOTICE") to the Selling Shareholder (with a copy to the Offeree Shareholders) of its or such Company Designee's commitment to purchase such number of Offered Shares as shall be set forth in the Exercise Notice. The right of first refusal referred to in this Section 4.1(b) shall only apply to a transfer of the Offered Shares in a private sale, and will not apply to any transfer of the Offered Shares through an offering registered with the Commission or through a transfer exempt from registration under Rule 144 of the Securities Act.

     (c) OFFER TO OFFEREE SHAREHOLDERS. If the Company or the Company Designee shall not have exercised their respective rights to purchase all of the Offered Shares within such 15-day period, each of the Offeree Shareholders shall then have the right, but not the obligation, to purchase all or any amount of his Proportionate Interest in the Offered Shares remaining to be purchased, at the same price and upon the same terms and conditions as set forth in the Offer. Each Offeree Shareholder shall exercise such right to purchase Offered Shares by delivery of an Exercise Notice to the Selling Shareholder (with copies to the

Company and the other Offeree Shareholders) within 30 days after the date of issuance of the Transfer Notice.

     (d) PURCHASE OF REMAINING SHARES. In the event that the Company, any Company Designee and any Offeree Shareholders shall have exercised their respective rights to purchase some, but not all, of the Offered Shares within the time periods provided pursuant to Section 4.1(b) and Section 4.1(c), each of the Offeree Shareholders who exercised a right to purchase Offered Shares shall then have the further right, but not the obligation, to purchase his Proportionate Interest in the balance of the Offered Shares. Such right shall be exercised by each such Offeree Shareholder's delivery to the Selling Shareholder (with copies to the Company and the other Offeree Shareholders) of an Exercise Notice within 45 days after the date of issuance of the Transfer Notice. To the extent that any Offeree Shareholder does not elect to purchase his full Proportionate Interest in Offered Shares, the Proportionate Interest of each other Offeree Shareholder shall be increased accordingly.

     (e) PURCHASE PRICE. Except as provided in Section 4.1(b)(ii), the purchase price (the "PURCHASE PRICE") for the Offered Shares to be purchased by any of the Company, the Company Designee or the Offeree Shareholders shall be identical to the price set forth in the Offer. Payment by cashier's check, certified check or wire transfer of immediately available funds shall be deemed payment of cash. Any transfer and other taxes payable in connection with the Transfer of Shares shall be paid by the Selling Shareholder.

     (f) The closing (the "CLOSING") of the purchase of the Offered Shares with respect to which any of the Company, the Company Designee or the Offeree Shareholders has exercised its rights to purchase shall take place at the principal office of the Company not later than 60 days following the date of issuance of the Transfer Notice, or on such other date as the Selling Shareholder and such of the Company, the Company Designee and the Offeree Shareholders who are purchasing Offered Shares shall mutually agree, subject to the receipt of any required Third-Party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing the Transfer of Offered Shares. In the event that such date is not a business day, the Closing shall occur on the next business day thereafter. At the Closing, the Selling Shareholder shall deliver:

          (i) certificates for the Offered Shares being purchased, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank; and

          (ii) if applicable, the opinion provided for pursuant to Section
               3.1(b).

The Offered Shares shall be conveyed free and clear of all claims, liens, encumbrances and rights of Third Parties whatsoever.

     (g) Certificates representing Offered Shares being purchased shall be deemed canceled on the stock transfer records of the Company, as of the date of payment or tender of the Purchase Price therefor, whether or not such certificates have been delivered at the Closing. Each Management Shareholder agrees that such deemed cancellation shall be binding upon the Company and the Selling Shareholder. Upon cancellation of such certificates, the Selling Shareholder shall have no further voting, dividend or distribution rights. New certificates representing such Offered Shares shall be issued to each Person (other than the Company) purchasing Offered Shares, and upon such issuance, the original certificates representing Offered Shares shall be canceled. All dividends or distributions that may be payable to shareholders of record on a date on or after the date of cancellation of the Selling Shareholder's certificates shall be paid by the Company to each such Person (other than the Company) purchasing Offered Shares. Upon delivery of the Purchase Price, such purchasers shall succeed to record and beneficial ownership of the Offered Shares sold by the Selling Shareholder.

     (h) In the event that no Offered Shares, or less than all of the Offered Shares, are purchased by the Offeree Shareholders, subject to Section 3.1(b) and
Section 3.3, for a period of 90 days from the last to expire of any applicable period during which the Company, the Company Designee or any Offeree Shareholder may exercise a right to purchase Offered Shares, the Selling Shareholder shall have the right to Transfer any remaining portion of the Offered Shares to a Third Party. In the event that the Selling Shareholder shall not have sold any remaining Offered Shares to a Third Party transferee for any reason before the expiration of the 90-day period provided for in the immediately preceding sentence, then all of the provisions of this Section 4.1 shall again become applicable to any Transfers of Shares by the Selling Shareholder.

     (i) Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Shares from a Management Shareholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase Shares under the terms of this Agreement, and all such purchases shall be deemed to be in accordance with the terms of this Agreement.

                                      ARTICLE V
                                 REGISTRATION RIGHTS

     5.1. REGISTRATION RIGHTS. All Shares held by any Management Shareholder which are Registrable Securities shall be subject to the provisions of the Registration Rights Agreement.

                                      ARTICLE VI
                                        LEGEND

     6.1. LEGEND ON CERTIFICATES. The stock records of the Company and all certificates representing Shares now or hereafter outstanding, shall bear a legend which shall read substantially as follows:

     "The issuance of the Shares evidenced by this certificate has not been registered under the Securities Act of 1933, as amended, or the laws of any state, and such Shares may not be sold, transferred or otherwise disposed of unless registered in accordance with said Act, any applicable state law or pursuant to an exemption from registration thereunder. In addition, the voting, sale, transfer, pledge or other disposition of the Shares represented by this certificate is restricted by the provisions contained in a certain Management Shareholders' Agreement dated as of _____ __, 1998, among Capital Lease Funding, Inc., a Maryland corporation (the "Company") and certain management shareholders (the "Management Shareholders' Agreement"). The holder of this certificate takes the same and holds it subject to the terms and conditions of the Management Shareholders' Agreement and any transfer in conflict therewith or in derogation thereof shall be null, void and of no effect whatsoever. A copy of the Management Shareholders' Agreement is on file and may be inspected at the offices of the Company.


     Each Management Shareholder shall deliver to the Company certificates representing his Shares to permit the Company to affix such legend.
Certificates representing any new Shares issued by the Company to the Management Shareholders during the term of this Agreement shall bear a legend as provided in this Section 6.1.

                                     ARTICLE VII
                                    MISCELLANEOUS

     7.1. REMEDIES FOR BREACH. It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements herein, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Agreement would otherwise be entitled.

     7.2. SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no Management Shareholder may assign or otherwise Transfer to any transferee any of his rights hereunder other than in connection with a Transfer of Shares in accordance with all of the provisions of this Agreement.

     7.3. NOTICES. All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given when received, by the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

          (a)  if to the Company, to:

               Capital Lease Funding, Inc.
               85 John Street, 12th Floor
               New York, NY  10038

               Attention:  William R. Pollert
                           President

               with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, NY  10038

               Attention:  Allen Curtis Greer, II, Esq.

          (b) If to a Management Shareholder, to such Management Shareholder at the address set forth for such Management Shareholder in the stock records of the Company.

     7.4. GOVERNING LAW. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of Maryland, without giving effect to the principles of conflicts of laws.

     7.5 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each of the Company and each Management Shareholder hereby irrevocably appoint The Corporation Trust Incorporated, at its office at 32 South Street, Baltimore, MD 21202, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of Maryland and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, PROVIDED that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to each other party at the address and in the manner specified in Section 7.3.
Each of the Company and each Management Shareholder will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, each party will appoint a successor agent and attorney in Baltimore, Maryland, reasonably satisfactory to the Company, with like powers. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the District of Maryland or any court of the State of Maryland located in the City of Baltimore in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein), PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this

Section 7.5 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Maryland other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     7.6. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties; PROVIDED that the provisions of this Agreement applicable to a particular Management Shareholder may be supplemented, modified or waived pursuant to written agreement between the Company and such Management Shareholder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     7.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.7.

     7.8. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     7.9. HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     7.10. GENDER AND OTHER REFERENCES. Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

                               [SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   CAPITAL LEASE FUNDING, INC.

                                   By:
                                      ------------------------------
                                      William R. Pollert
                                      President

                                   MANAGEMENT SHAREHOLDERS:


                                   ---------------------------------
                                   [Name:]
                                   [Address]


                                   ---------------------------------
                                   [Name:]
                                   [Address]


                                   ---------------------------------
                                   [Name:]
                                   [Address]


                                   ---------------------------------
                                   [Name:]
                                   [Address]

                                                                      SCHEDULE A


NAME OF MANAGEMENT SHAREHOLDER                         NUMBER OF SHARES OF
                                                       ORIGINAL ISSUE COMMON
                                                       STOCK